Exhibit 5.1

June 10, 2015

Synalloy Corporation

775 Spartan Boulevard

Suite 102

Spartanburg, South Carolina 29304

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Synalloy Corporation, a Delaware corporation (the “Company”), in connection with the filing of a shelf Registration Statement on Form S-3 (as may be amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering up to $50,000,000 aggregate amount of common stock, preferred stock, debt securities, warrants, purchase contracts and units (the “Securities”) of the Company to be offered and sold from time to time on a delayed basis by the Company, all as more fully described in the Registration Statement. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

In rendering this opinion, we have reviewed (i) the Company’s Restated Certificate of Incorporation, as amended, and its Bylaws, as amended; (ii) certain resolutions of the Company’s Board of Directors (the “Resolutions”); (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (iv) those exhibits that have been incorporated by reference to the Registration Statement; and (v) such other proceedings, documents, memoranda, records, certificates and other instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed herein (collectively, the “Documents”).

We are relying without any independent investigation thereof upon the truth and accuracy of all statements, covenants, representations and warranties set forth in the Documents.

We have assumed that (i) the Securities offered by the Company will have been specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or

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Synalloy Corporation

June 10, 2015

exercise, (iii) any Securities consisting of common stock or preferred stock, including common stock or preferred stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement, (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ix) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted as copies, and (x) the genuineness of all signatures and legal competence of all signatories.

With respect to the issuance and sale of any series of preferred stock, we have assumed that an appropriate certificate of designation or other amendment to the Company’s Restated Certificate of Incorporation, as amended, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of preferred stock will have been filed with and accepted by the Secretary of State of the State of Delaware after it has been (i) duly adopted by the Company’s Board of Directors and approved by the stockholders of the Company, or (ii) duly adopted by the Company’s Board of Directors (or an authorized committee thereof) after stockholders of the Company approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, that would provide the Company’s Board of Directors the authority to establish, in one or more series, shares of preferred stock at such times as the Board of Directors may deem advisable.

With respect to the issuance and sale of any debt securities, we have assumed that (i) the debt securities indenture will have been duly executed and delivered by the Company and the trustee named therein (the “Indenture”), and (ii) the debt securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.

With respect to the issuance and sale of any warrants, we have assumed that (i) the Company will have entered into a warrant agreement or similar agreement with respect to the sale of any warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Delaware (the “Warrant Agreement”), (ii) the Warrant Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Warrant Agreement, and (iv) the warrants will be duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against the delivery of the applicable consideration.

Synalloy Corporation

June 10, 2015

With respect to the issuance and sale of any purchase contracts, we have assumed that (i) the Company will have entered into purchase contracts that conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Delaware, (ii) the purchase contracts will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the purchase contracts and the underlying Securities relating thereto and of their issuance and sale will have been duly established, and (iv) the purchase contracts will be issued and sold, against delivery of the applicable consideration.

With respect to the issuance and sale of any units, we have assumed that (i) the Company will have established the units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Delaware (the “Unit Documents”), (ii) the units and Unit Documents will have been duly executed, authorized and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the units and of their issuance and sale will have been duly established in conformity with the Unit Documents, and (iv) the units will be issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration.

Based upon the foregoing, we are of the following opinions:

1. Any Securities consisting of common stock or preferred stock, when issued and sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and non-assessable.

2. Any Securities consisting of debt securities will, when issued in accordance with the terms of the Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (i) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (ii) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

3. Any Securities consisting of warrants, when issued and sold in accordance with the terms of the Warrant Agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (i) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (ii) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

4. Any Securities consisting of purchase contracts, when issued and sold in accordance with the terms of the purchase contracts and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the

Synalloy Corporation

June 10, 2015

Company, enforceable against the Company in accordance with their terms except as such enforceability may be (i) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (ii) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

5. Any Securities consisting of units, when issued and sold in accordance with the terms of the Unit Documents and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (i) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (ii) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction. Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinions to reflect any fact or circumstance which hereafter comes to our attention or any change in law which hereafter occurs.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation